UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2005

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)

1090 E. Arques Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 991-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

     On January 11, 2005, Trident Microsystems, Inc. (the “Company”) entered into definitive agreements with investment related affiliates of United Microelectronic Corporation (“UMC”) providing for the acquisition from the UMC affiliates of 2,200,000 shares of the common stock of the Company’s majority owned Digital Television subsidiary, Trident Technologies, Inc. (“TTI”) for approximately $2,149,254 in cash (at the current exchange rate between the U.S. Dollar and the New Taiwanese Dollar), and 136,000 shares of the Company’s Common Stock, in aggregate.

     The completion of these transactions is subject to certain conditions, including the approval of the Company’s shareholders. The shares of Company stock will be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, and such shares will be restricted. UMC has agreed to a 120 day lock up period, beginning on the date of completion of these transactions, during which period it will not sell, hedge or otherwise transfer any interest in the Company shares. After the expiration of the lock up period, UMC may request that the shares be registered on Form S-3, at UMC’s sole expense.

     The Company has entered into similar agreements with certain natural persons affiliated with UMC who hold shares of the Common Stock of TTI, providing for the acquisition, in aggregate, of a further 5,090,000 shares of TTI stock for 1,018,000 shares of the Company’s Common Stock. These agreements, together with the agreements described above, provide in aggregate for the acquisition of 7,290,000 shares of the Common Stock of TTI, for approximately $2,149,254 in cash (at the current exchange rate between the U.S. Dollar and the New Taiwanese Dollar) and 1,154,000 shares of the Company’s Common Stock.

Section 3 — Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

     As described above, beginning on January 11, 2005, the Company has entered into agreements pursuant to which it will sell and issue an aggregate of 1,154,000 shares of its Common Stock. The aggregate consideration the Company will receive for these sales is 5,770,000 shares of the Common Stock of TTI. These shares will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), provided in Section 4(2) of the Act. The persons to whom the shares will be issued are not resident in the U.S. and/or are accredited investors based on the definition of such term contained in Rule 501 under the Act.

Section 8 — Other Events

Item 8.01. Other Events

     The Company issued a press release on January 11, 2005 announcing that the Company’s Board of Directors has approved the acquisition of the fully diluted 33% minority interest in TTI, subject to approval by the Company’s shareholders, and that the Company has begun taking key steps towards completing this acquisition, including entering the definitive agreements with affiliates of UMC described above. In addition to the transactions with the UMC affiliates, the acquisition of the minority interest will involve the assumption of TTI’s outstanding stock options and includes a series of previously completed subsidiary treasury stock transactions for cash.

     The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 1.01, Item 3.02, Item 8.01 and Item 9.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Act or the Exchange Act.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
99.1	On January 11, 2005, Trident Microsystems, Inc. (the “Company”) issued a press release announcing that it has taken key steps towards the acquisition of the fully diluted 33% minority interest in the Company’s Digital Television subsidiary, Trident Technologies Inc (“TTI”).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2005

TRIDENT MICROSYSTEMS, INC.
/s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
99.1	On January 11, 2005, Trident Microsystems, Inc. (the “Company”) issued a press release announcing that it has taken key steps towards the acquisition of the fully diluted 33% minority interest in the Company’s Digital Television subsidiary, Trident Technologies Inc (“TTI”).